 Exhibit 99.1

Phillips Edison – ARC Shopping Center REIT Inc. Reports First Quarter 2013 Results and Announces Completion of $163.9 Million in New Acquisitions during the Quarter

CINCINNATI—(BUSINESS WIRE)—Phillips Edison – ARC Shopping Center REIT Inc. (“Phillips Edison – ARC” or the “Company”), a public, non-traded REIT focused on the acquisition and management of well-occupied grocery-anchored neighborhood and community shopping centers, today announced its operating results for the three months ended March 31, 2013.

“With the momentum the company experienced in the first quarter and the strong growth of our MFFO, we were able to take advantage of our robust acquisition pipeline and execute on accretive acquisitions that met our investment criteria and enhanced the diversity of our grocery-anchored shopping center portfolio,” commented Jeffrey Edison, Co-Chairman of the Board and Chief Executive Officer of Phillips Edison-ARC Shopping Center REIT Inc.

Edison further added that, “We remain committed to our focus of building a portfolio made up of strong grocers on long-term leases that provide a stable and steady income stream. We also believe that building a diverse portfolio based on geography, tenant mix and lease expirations mitigate risk to our company. Our portfolio at the end of the first quarter contained 37 grocery-anchored shopping centers leased to 14 leading grocers across 16 states.”

Highlights from the three months ended March 31, 2013:

•       The Company acquired 11 grocery-anchored shopping centers totaling 1,210,764 square feet for an aggregate purchase price of $163.9 million.

•       The Company generated Modified Funds from Operations (“MFFO”) of $3,362,000 during the three months ended March 31, 2013 (see the reconciliation of net loss to MFFO below).

•       The Company paid monthly distributions totaling $2,417,000 for the three months ended March 31, 2013.

•       As of March 31, 2013, the Company reported leased portfolio occupancy of 94.1 percent.

•       The Company entered into an amended advisory agreement that eliminated the payment of cash asset management fees to its advisor. Instead of cash or restricted stock, the Company’s advisor will receive Class B operating partnership units (“Class B units”), which will constitute profits interests and will be forfeited unless a performance hurdle is met. Going forward, the Class B units will be issued on a quarterly basis, subject to approval by the board of directors. The Class B units will only vest to the extent 100 percent of shareholder capital is returned plus payment to investors of an annual 6 percent cumulative, pre-tax, non-compounded return on the capital contributed by investors.

•       The board of directors of the Company authorized an increase to the annualized rate of distributions from 6.5 percent to 6.7 percent based on a share price of $10.00 for distributions payable to shareholders of record during the months of February and March 2013.

•       The Company reported its year-end tax information for 2012 distributions paid to common shareholders, and none of the distributions were classified as taxable dividends for federal income tax purposes.

•       For the three months ended March 31, 2013, when including the $50 million of fixed rate debt via the interest rate swap:

-          52.4 percent of the Company’s debt is fixed-rate debt;

-          The weighted average interest rate of all debt is 3.71 percent; and

-          The Company’s leverage ratio is 51.1 percent (calculated as total debt, less cash and cash equivalents, as a  percentage of total real estate investments, at cost).

•       The Company received additional commitments totaling $225 million under its syndicated senior secured revolving credit facility with KeyBank National Association serving as agent. The additional commitments increased the total amount available to the Company from $40 million to $265 million, subject to the terms and conditions of the facility. The Company also announced that the accordion feature, which allows the Company to further expand the capacity of the credit facility, increased from $250 million to $300 million.

•       The Company entered into an interest rate swap agreement with PNC Bank, National Association to effectively fix the interest rate on $50 million of borrowings under its secured revolving credit facility through December 2017. The current all-in rate on this tranche, including the spread, is 3.05 percent.

•       The Company issued 8.7 million shares of common stock, including shares issued through the dividend reinvestment plan, generating gross proceeds of $86.6 million for the three months ended March 31, 2013.  The Company issued 22.5 million shares of common stock, including shares issued through the dividend reinvestment plan, generating gross proceeds of $222.7 million from inception through the three months ended March 31, 2013.

Subsequent Events:

•       Subsequent to the quarter-end, the Company acquired three grocery-anchored shopping centers totaling 245,988 square feet for an aggregate purchase price of $25.6 million.  The addition of these shopping centers increases the Company’s portfolio to 40 shopping centers totaling 3,946,929 square feet for an aggregate purchase price of $493.6 million.

•       Subsequent to the quarter-end, from April 1, 2013 through April 30, 2013, the Company raised approximately $80.0 million through the issuance of 8,037,366 shares of common stock.

•       Subsequent to the quarter-end, the Company paid off and canceled the remaining balance due on its unsecured credit facility.  The unsecured credit facility was scheduled to mature on July 2, 2013.

•       Subsequent to the quarter-end, the Company made net payments of $35.9 million on its secured credit facility.  As of May 9, 2013, the balance under this facility was $50.0 million.

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PORTFOLIO UPDATE:

As of March 31, 2013, the Company owned fee simple interests in 37 real estate properties, 20 of which the Company owned through a joint venture with a group of international investors advised by CBRE Investors Global Multi-Managers.  All of the properties below were acquired from third parties unaffiliated with the Company, its advisor, or its sub-advisor (dollars in thousands):

							Average
					Contract	Rentable	Remaining
		Ownership		Date	Purchase	Square	Lease Term		%
Property Name	Location	Interest	Anchor	Acquired	Price(1)	Footage	in Years		Leased
Lakeside Plaza	Salem, VA	54%	Kroger	12/10/2010	$8,750	82,798	4.1	years	98.3%
Snow View Plaza	Parma, OH	54%	Giant Eagle	12/15/2010	12,300	100,460	6.2	years	97.0%
St. Charles Plaza	Haines City, FL	54%	Publix	6/10/2011	10,100	65,000	9.3	years	96.3%
Centerpoint	Easley, SC	54%	Publix	10/14/2011	6,850	72,287	9.3	years	84.7%
Southampton Village	Tyrone, GA	54%	Publix	10/14/2011	8,350	77,956	8.4	years	91.9%
Burwood Village Center	Glen Burnie, MD	54%	Food Lion	11/9/2011	16,600	105,834	5.6	years	100.0%
Cureton Town Center	Waxhaw, NC	54%	Harris Teeter	12/29/2011	13,950	84,357	9.5	years	100.0%
Tramway Crossing	Sanford, NC	54%	Food Lion	2/23/2012	5,500	62,382	3.2	years	95.9%
Westin Centre	Fayetteville, NC	54%	Food Lion	2/23/2012	6,050	66,890	2.7	years	95.8%
The Village at Glynn Place	Brunswick, GA	54%	Publix	4/27/2012	11,350	111,924	7.1	years	96.2%
Meadowthorpe Shopping Center	Lexington, KY	54%	Kroger	5/9/2012	8,550	87,384	3.3	years	97.4%
New Windsor Marketplace	Windsor, CO	54%	King Soopers(2)	5/9/2012	5,550	95,877	6.6	years	90.3%
Vine Street Square	Kissimmee, FL	54%	Walmart(3)	6/4/2012	13,650	120,699	5.9	years	98.3%
Northtowne Square	Gibsonia, PA	54%	Giant Eagle	6/19/2012	10,575	113,372	8.5	years	100.0%
Brentwood Commons	Bensenville, IL	54%	Dominick's(4)	7/5/2012	14,850	125,550	6.3	years	98.1%
Sidney Towne Center	Sidney, OH	54%	Kroger	8/2/2012	4,300	118,360	6.0	years	98.5%
Broadway Plaza	Tucson, AZ	54%	Sprouts	8/13/2012	12,675	83,612	5.0	years	95.9%
Richmond Plaza	Augusta, GA	54%	Kroger	8/30/2012	19,500	178,167	5.0	years	86.2%
Publix at Northridge	Sarasota, FL	54%	Publix	8/30/2012	11,500	65,320	9.1	years	86.5%
Baker Hill Center	Glen Ellyn, IL	100%	Dominick's(4)	9/6/2012	21,600	135,355	4.4	years	96.7%
New Prague Commons	New Prague, MN	54%	Coborn's	10/12/2012	10,150	59,948	8.1	years	100.0%
Brook Park Plaza	Brook Park, OH	100%	Giant Eagle	10/23/2012	10,140	157,459	5.9	years	87.8%
Heron Creek Towne Center	North Port. FL	100%	Publix	12/17/2012	8,650	64,664	6.1	years	90.4%
Quartz Hill Towne Centre	Lancaster, CA	100%	Vons(4)	12/26/2012	20,970	110,306	3.8	years	98.1%
Hilfiker Square	Salem, OR	100%	Trader Joe's	12/28/2012	8,000	38,558	8.0	years	100.0%
Village One Plaza	Modesto, CA	100%	Raley's	12/28/2012	26,500	105,658	13.5	years	91.6%
Butler Creek	Acworth, GA	100%	Kroger	1/15/2013	10,650	95,597	4.1	years	91.3%
Fairview Oaks	Ellenwood, GA	100%	Kroger	1/15/2013	9,300	77,052	3.5	years	95.7%
Grassland Crossing	Alpharetta, GA	100%	Kroger	1/15/2013	9,700	90,906	6.0	years	92.9%
Hamilton Ridge	Buford, GA	100%	Kroger	1/15/2013	11,800	90,996	6.8	years	85.9%
Mableton Crossing	Mableton, GA	100%	Kroger	1/15/2013	11,500	86,819	3.4	years	98.6%
The Shops at Westridge	McDonough, GA	100%	Publix	1/15/2013	7,550	66,297	10.2	years	72.5%
Fairlawn Town Centre	Fairlawn, OH	100%	Giant Eagle	1/30/2013	42,200	347,255	6.5	years	95.9%
Macland Pointe	Marietta, GA	100%	Publix	2/13/2013	9,150	79,699	3.3	years	94.0%
Kleinwood Center	Spring, TX	100%	H-E-B	3/21/2013	32,535	148,963	7.9	years	92.2%
Murray Landing	Irmo, SC	100%	Publix	3/21/2013	9,920	64,359	7.1	years	100.0%
Vineyard Center	Tallahassee, FL	100%	Publix	3/21/2013	6,760	62,821	7.7	years	84.7%

(1)					The contract purchase price excludes closing costs and acquisition costs.
(2)					King Soopers is an affiliate of Kroger.
(3)					The anchor tenant of Vine Street Square is a Walmart Neighborhood Market.
(4)					Dominick's and Vons are affiliates of Safeway, Inc.

The terms and expirations of our operating leases vary.  The leases frequently contain provisions for the extension of the lease agreement and other terms and conditions as negotiated.  We retain substantially all of the risks and benefits of ownership of the real estate assets leased to tenants.  The weighted-average remaining lease term of grocery anchor tenants at the properties listed above was approximately 10 years as of March 31, 2013.

FINANCIAL UPDATE:

Funds from operations, or FFO, is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. The Company uses FFO as defined by the National Association of Real Estate Investment Trusts to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests. The Company believes that FFO is helpful to its investors and its management as a measure of operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairment charges, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, the Company’s management believes that the use of FFO, together with the required GAAP presentations, is helpful for its investors in understanding the Company’s performance. In particular, because GAAP impairment charges are not allowed to be reversed if the underlying fair values improve or because the timing of impairment charges may lag the onset of certain operating consequences, the Company believes FFO provides useful supplemental information related to current consequences, benefits and sustainability related to rental rate, occupancy and other core operating fundamentals. Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. In addition, FFO will be affected by the types of investments in the Company’s targeted portfolio which will consist of, but is not limited to, necessity-based neighborhood and community shopping centers, first- and second-priority mortgage loans, mezzanine loans, bridge and other loans, mortgage-backed securities, collateralized debt obligations, and debt securities of real estate companies. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, as impairments are based on estimated future undiscounted cash flows, investors are cautioned that the Company may not recover any impairment charges. FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO.

Since FFO was promulgated, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, the Company uses both FFO adjusted for acquisition expenses and modified funds from operations, or MFFO, as defined by the Investment Program Association (“IPA”). FFO adjusted for acquisition expenses excludes acquisition fees and expenses from FFO.  In addition to excluding acquisition fees and expenses, MFFO also excludes from FFO the following items:

(1)     straight-line rent amounts, both income and expense;

(2)     amortization of above- or below-market intangible lease assets and liabilities;

(3)     amortization of discounts and premiums on debt investments;

(4)     gains or losses from the early extinguishment of debt;

(5)     gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivatives holdings except where the trading of such instruments is a fundamental attribute of the Company’s operations;

(6)     gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting, including interest rate and foreign exchange derivatives;

(7)     gains or losses related to consolidation from, or deconsolidation to, equity accounting;

(8)     gains or losses related to contingent purchase price adjustments; and

(9)   adjustments related to the above items for unconsolidated entities in the application of equity accounting.

The Company believes that both FFO adjusted for acquisition expenses and MFFO are helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after the Company’s offering and acquisition stages are complete, because both FFO adjusted for acquisition expenses and MFFO exclude acquisition expenses that affect property operations only in the period in which the property is acquired. Thus, FFO adjusted for acquisition expenses and MFFO provide helpful information relevant to evaluating the Company’s operating performance in periods in which there is no acquisition activity.

In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analyses differentiate costs to acquire the investment from the operations derived from the investment. Prior to 2009, acquisition costs for both of these types of investments were capitalized under GAAP; however, beginning in 2009, acquisition costs related to business combinations are expensed. Both of these acquisition-related costs have been and will continue to be funded from the proceeds of the Company’s public offering and generally not from operations. The Company believes by excluding expensed acquisition costs, FFO adjusted for acquisition expenses and MFFO provide useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the Company’s properties. Acquisition fees and expenses include those paid to the advisor, the sub-advisor or third parties.

As explained below, management’s evaluation of the Company’s operating performance excludes the additional items considered in the calculation of MFFO based on the following economic considerations. Many of the adjustments in arriving at MFFO are not applicable to the Company. Nevertheless, the Company explains below the reasons for each of the adjustments made in arriving at our MFFO definition.

•      Adjustments for straight-line rents and amortization of discounts and premiums on debt investments. In the proper application of GAAP, rental receipts and discounts and premiums on debt investments are allocated to periods using various systematic methodologies. This application may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance.

•      Adjustments for amortization of above- or below-market intangible lease assets. Similar to depreciation and amortization of other real estate related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over time and that these charges be recognized currently in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

•      Gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting and gains or losses related to contingent purchase price adjustments. Each of these items relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated gains or losses.

•      Adjustment for gains or losses related to early extinguishment of hedges, debt, consolidation or deconsolidation and contingent purchase price. Similar to extraordinary items excluded from FFO, these adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

By providing FFO adjusted for acquisition expenses and MFFO, the Company believes it is presenting useful information that also assists investors and analysts to better assess the sustainability of its operating performance after the offering and acquisition stages are completed. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. MFFO is useful in comparing the sustainability of the Company’s operating performance after its offering and acquisition stages are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. However, investors are cautioned that FFO adjusted for acquisition expenses and MFFO should only be used to assess the sustainability of the Company’s operating performance after its offering and acquisition stages are completed, as both measures exclude acquisition costs that have a negative effect on operating performance during the periods in which properties are acquired. Acquisition costs also adversely affect the Company’s book value and equity.

Each of FFO, FFO adjusted for acquisition expenses, and MFFO should not be considered as an alternative to net income (loss), or as an indication of the Company’s liquidity, nor is any of these measures indicative of funds available to fund the Company’s cash needs, including its ability to fund distributions. In particular, as the Company is are currently in the acquisition phase of its life cycle, acquisition-related costs and other adjustments that are increases to FFO adjusted for acquisition expenses and MFFO are, and may continue to be, a significant use of cash. MFFO has limitations as a performance measure in an offering such as the Company’s where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. Accordingly, FFO, FFO adjusted for acquisition expenses, and MFFO should be reviewed in connection with other GAAP measurements. The Company’s FFO, FFO adjusted for acquisition expenses, and MFFO as presented may not be comparable to amounts calculated by other REITs.

The following section presents the Company’s calculation of FFO, FFO adjusted for acquisition expenses, and MFFO and provides additional information related to its operations (in thousands, except per share amounts). As a result of the timing of the commencement of the Company’s public offering and its active real estate operations, FFO, FFO adjusted for acquisition expenses, and MFFO are not relevant to a discussion comparing operations for the periods presented. The Company expects revenues and expenses to increase in future periods as it raises additional offering proceeds and uses them to acquire additional investments.

FUNDS FROM OPERATIONS, FUNDS FROM OPERATIONS ADJUSTED FOR ACQUISITION EXPENSES, AND MODIFIED FUNDS FROM OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012
(Unaudited)
(In thousands, except share and per share amounts)
	Three Months Ended March 31,
	2013	2012
Calculation of Funds from Operations
Net loss attributable to Company stockholders	$(2,848)	$(258)
Add:
Depreciation and amortization of real estate assets	5,234	1,044
Less:
Noncontrolling interest	(1,311)	(480)
Funds from operations	$1,075	$306

Calculation of FFO Adjusted for Acquisition Expenses
Funds from operations	$1,075	$306
Add:
Acquisition expenses	2,514	278
FFO adjusted for acquisition expenses	$3,589	$584

Calculation of Modified Funds from Operations
FFO adjusted for acquisition expenses	$3,589	$584
Add:
Net amortization of above- and below-market leases	151	154
Less:
Straight-line rental income	(282)	(56)
Amortization of market debt adjustment	(164)	-
Noncontrolling interest	68	(168)
Modified funds from operations	$3,362	$514

Weighted-average common shares outstanding - basic and diluted	17,448,804	3,124,334
Net loss per share - basic and diluted	$(0.16)	$(0.08)
FFO per share - basic and diluted	$0.06	$0.10
FFO adjusted for acquisition expenses per share - basic and diluted	$0.21	$0.19
MFFO per share - basic and diluted	$0.19	$0.16

To view complete details of the Company’s performance for the three months ended March 31, 2013, and to find more information about the Company’s MFFO, please refer to the Company’s Quarterly Report on Form 10-Q as filed on May 9, 2013.

About Phillips Edison – ARC Shopping Center REIT Inc.

Phillips Edison-ARC Shopping Center REIT, Inc. is a public non-traded REIT that seeks to acquire and manage well-occupied grocery-anchored neighborhood and community shopping centers having a mix of solid national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States.  The REIT is co-sponsored by two industry leaders:  Phillips Edison & Company, which has acquired over $1.8 billion in shopping centers throughout the United States, and AR Capital, a real estate investment program sponsor dedicated to governance best practices.  As of May 9, 2013, Phillips Edison-ARC owned, directly or indirectly through a joint venture in which it has a controlling interest, and managed an institutional quality retail portfolio consisting of 40 grocery-anchored shopping centers totaling 3,946,929 square feet.   For more information on the company, please visit the website at www.phillipsedison-arc.com.

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipate,” “believe,” “expect,” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words.

Contacts

Tony DeFazio, 484-342-3600

Diccicco Battista Communications

tdefazio@dbcworks.com

or

Phillips Edison – ARC Shopping Center REIT Inc.

Jennifer Weingartner, Director of Investor Relations, 513-619-5058

jweingartner@phillipsedison.com